SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

This Agreement is made as of July __, 2003, by and between KANAN, CORBIN, SCHUPAK & ARONOW, INC. ("KCSA"), with an address at 800 Second Avenue, New York, NY 10017, on the one hand, and ASIA PROPERTIES, INC. ("API"), with an address at 114 Magnolia Street, Suite 400-115, Bellingham, WA 98225.

                               W I T N E S S E T H

     WHEREAS, pursuant to the agreement between API and KCSA, dated May 23, 2001 (the "Agreement"), in satisfaction of an unpaid amount owed by API to KCSA for services rendered by KCSA, API conveyed to KCSA 58,000 shares of common stock in API, represented by certificate No. 229 (the "KCSA Shares"); and

WHEREAS, the KCSA Shares were subject to a restriction prohibiting their sale or transfer by KCSA within two (2) years of the date of the Agreement; and

WHEREAS, KCSA wishes to have the opportunity to sell, transfer or otherwise convey the KCSA Shares; and

WHEREAS, API wishes to grant KCSA the right to convey the KCSA Shares, subject to certain limitations.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. API shall instruct its transfer agent, Computershare Trust Co. ("Computershare"), by letter substantially in the form annexed hereto as Exhibit A, to issue to KCSA, or its designee, a new share certificate representing 58,000 shares of common stock of API free of any restrictions or limitations on transfer upon receipt of share certificate No. 229.

2. KCSA agrees that neither it nor its designee shall offer the KCSA Shares for sale at a price less than eighty-five percent (85%) of the last sale of API stock made on the previous business day.

3. KCSA further agrees to provide, or have its designee provide, trade confirmations or other reports to API evidencing the sales of the KCSA Shares via facsimile transmission within three (3) business days of the settlement of any trade, with a back-up copy to be provided by mail.

4. In consideration of the foregoing,KCSA and each of KCSA's successors, heirs, executors, administrators, agents, representatives, partners, employees, assigns and licensees hereby release and forever discharge API and each of API' successors, heirs, executors, administrators, agents, representatives, partners, employees and assigns from any and all actions, causes of action, suits, debts, damages, claims, demands, obligations, losses, expenses, attorneys' fees and/or liabilities of any kind, nature and description, known or unknown, suspected or claimed, existing prior to or after the effective date of this Settlement Agreement and Release, based on, arising out of or in connection with the Agreement.

5. API and each of API's respective successors, heirs, executors, administrators, agents, representatives, partners, employees, assigns and licensees hereby release and forever discharge KCSA and each of KCSA's successors, heirs, executors, administrators, agents, representatives, partners, employees and assigns from any and all actions, causes of action, suits, debts, damages, claims, demands, obligations, losses, expenses, attorneys' fees and/or liabilities of any kind, nature and description, known or unknown, suspected or claimed, existing prior to or after the effective date of this Settlement Agreement and Release, based on, arising out of or in connection with the Agreement.

6. In the event that KCSA breaches its obligations as set forth in paragraph 2, API shall be entitled to liquidated damages in an amount equal to the difference between the proceeds of any sale at a price less than eighty-five percent (85%) of the last sale of API stock made on the previous business day and thirty-seven thousand dollars multiplied by the ratio the numerator of which is the number of shares sold at such price and the denominator of which is fifty-eight thousand. The parties agree that this liquidated damages provisions shall not be construed as a penalty under the law.

7. Each party hereto represents and warrants to each of the other parties hereto, that it has the full right, authority and capacity to enter into this Agreement and grant the rights granted herein.

8. The agreements contained herein and any other consideration herein are being made and provided by way of resolution of claims which are denied by API, and are not an admission of any liability, responsibility, breach, wrongful conduct or bad faith by API and shall not be interpreted or enforced as such by any court or tribunal.

9. Each of the parties hereto shall bear their own costs and attorneys' fees in connection with the negotiation of this Agreement. Each of the parties hereto agrees that it will, upon request, execute any further documents and do all acts reasonably necessary or desirable to fully effectuate the terms of this Agreement.

10. This Agreement shall be deemed to have been made in the State of New York, and its validity, construction and effect shall be governed by the laws of the State of New York applicable to agreements wholly performed therein. Any action brought under this Agreement shall be filed in the courts of the County of New York, State of New York and the parties hereto hereby submit themselves to the exclusive jurisdiction of such courts. In the event any provision of this Agreement shall be found to be invalid in any respect, the validity of the remaining provisions shall not in any way be impaired thereby.

11. This Agreement shall be binding upon and for the benefit of the parties hereto, their respective successors, devisees, executors, affiliates, representatives, assigns, officers, directors, shareholders, attorneys, agents and employees.

12. This Agreement constitutes the entire agreement, written and oral, between the parties relating to the subject matter hereof. There are no representations, warranties, promises, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein, and it is expressly understood and agreed that this Agreement may not be amended or modified, nor may any provision be waived, in any respect, except by a writing duly executed by the party(ies) to be charged thereby.

     13. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any signed copy of this Agreement or of any other document or agreement referred to herein, or copies or counterparts thereof, delivered by facsimile transmission, shall for all purposes be treated as if it were delivered containing an original manual signature of the party whose signature appears in the facsimile and shall be binding upon such party in the same manner as though an originally signed copy had been delivered.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Settlement Agreement and General Release on the year and date first above written.

KANAN,  CORBIN,  SCHUPAK              ASIA PROPERTIES, INC.
&  ARONOW,  INC.

By:                                    By:

                             ASIA PROPERTIES, INC.
                               114 Magnolia Street
                                  Suite 400-115
                              Bellingham, WA  98225
                              Tel:  (360) 392-2841
                              Fax:  (604) 535-8456


VIA  FACSIMILE  (303.262.0604  OR  5)     JULY  14,  2003

Computershare  Trust  Co.
350  Indiana  Street
Suite  800
Golden,  CO  80401

Dear  Sir/Madam:
This  is  to  inform  you  of  the  following:

1. KCSA is not at present, and has not been during the preceeding three (3) months, an "affiliate" of Asia Properties, Inc. as that term is defined in Rule 144 of the Securities Act of 1933; and
2. KCSA acquired and provided full consideration for 58,000 shares of common stock of Asia Properties, Inc., represented by share certificate No. 229 on May 23, 2001.
Accordingly, upon the tender of share certificate No. 229 by UBS Paine Webber, the designated of KCSA, please provide to them a certificate, or equivalent, representing 58,000 shares of common stock of Asia Properties, Inc. free of any restrictions or limitations.
The undersigned represents that the information furnished above is correct and complete to the best of my knowledge, information and belief.
Please  feel  free  to  contact  me  if  you  have  any  questions.
Sincerely,
ASIA  PROPERTIES,  INC.

By:
     Daniel  S.  McKinney,  President

Cc:     Wayne  M.  Josel,  Esq.  (via  fax  914.698.7850)
     Howard  Schur,  UBS  PaineWebber  (via  fax  914.287.6021)